Sub-Item 77Q1(a): Copies of Material Amendments to the Trust s Declaration of Trust or By-laws


The Amended and Restated By-Laws of Goldman Sachs Credit Strategies Fund, dated through August 15, 2013, are filed herewith.



AMENDED AND RESTATED

BY-LAWS

OF

GOLDMAN SACHS CREDIT STRATEGIES FUND
ARTICLE I

DEFINITIONS

     These By-Laws of Goldman Sachs Credit Strategies Fund (the Trust), a Delaware statutory trust, are subject to the amended and restated
Declaration
of Trust of the Trust dated as of March 12, 2009, as from time to time amended, supplemented or restated (the Declaration of Trust).

	Capitalized terms used herein have the same meaning as in the Declaration of Trust.

ARTICLE II

OFFICES

Section 1.	Principal Office. The principal office of the Trust shall be in Chicago, Illinois, or such other location as the Trustees determine. A separate principal office may be designated with respect to any series of the Trust.
Section 2.	Other Offices. The Trust may establish and maintain other
offices or places of business, including within the State of Delaware, as the Trustees may from time to time determine.
Section 3.	Registered Office and Registered Agent. The Board of Trustees
shall establish a registered office in the State of Delaware and shall appoint as the Trust s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of
 Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.
ARTICLE III

SHAREHOLDERS

Section 1.	Meeting.  There shall be no annual Shareholders meetings,
unless required by law. Meetings of the Shareholders of the Trust or a Series
 or Class thereof shall be held as provided in the Declaration of Trust at such place within or without the State of Delaware as the Trustees shall designate. The holders of Shares representing one-third of the votes entitled to be cast at such meeting present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of the Trust or a Series or Class thereof.

Section 2.	Notice of Meetings.  Meetings of the Shareholders of any
Series or Class of the Trust may be called by the Trustees by giving notice of the date, time, place and purposes of the meeting at least (10) days and not more than ninety (90) days before the meeting. The Secretary may deliver by mail, or by telegraphic or electronic means, the notice of any meeting to each
 Shareholder entitled to vote at such meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules under the Investment Company Act of 1940, as amended (1940 Act) and the Securities Exchange Act of 1934, as amended. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his or her address as it appears on the records of the Trust. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting.
Section 3.	Adjourned Meetings.  Any adjourned meeting may be held as
adjourned within a reasonable time without further notice. Determination of a reasonable time for purposes of the foregoing sentence is to be made by the officers of the Trust. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting.

Section 4.	Record Date for Meetings and Other Purposes.  For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or
 without closing the transfer books the Trustees may fix in advance a date not more than one hundred twenty (120) days prior to the date of any meeting of
Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration of Trust.

Section 5.	Organization.  The Chairman of the Board, any Vice Chairman or
 the President, and in their absence, any Vice President, and in their absence, any person chosen by the Shareholders present shall call all meetings of the
Shareholders to order and shall act as chairman of such meetings, and the Secretary, and in his or her absence any Assistant Secretary, shall act as secretary of all meetings of the Shareholders but, in the absence of the Secretary and all Assistant Secretaries, the presiding officer may appoint any other person to act as secretary of any meeting.
Section 6.	Proxies.  Subject to the provisions of the Declaration of
Trust

,Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period; or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder
s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder s attorney-in-fact or other authorized agent. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i)
revoked by the person executing it before the vote pursuant to that proxy by
(A) a writing delivered to the Trust stating that the proxy is revoked by a subsequent proxy executed by the person executing that proxy, (B) attendance at the meeting and voting in person by the person executing that proxy, or (C) otherwise revoked by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Subject to the provisions of the laws governing Delaware statutory trusts, the Declaration of Trust or these By-Laws, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the state of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.
Section 7.	Abstentions and Broker Non-Votes.  Outstanding Shares
represented in person or  by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in street name indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

Section 8.	 Inspection of Records.  The records of the Trust shall be
open to inspection by Shareholders to the same extent as is permitted shareholders of a Delaware business corporation.
Section 9.	Action without Meeting.  Any action which may be taken by
Shareholders may be taken without a meeting if the holders of Shares entitled to cast a majority of the votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.
ARTICLE IV

TRUSTEES

Section 1.	 Meetings of the Trustees. Meetings of the Trustees may be
called orally or in writing by the President, the Chairman or by any one of the Trustees. Notice of regular or stated meetings need not be given. Notice of the time, date and place of all Trustees meetings other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and, except as otherwise provided in this section 1, shall be given by telephone, facsimile, e-mail or other electronic mechanism sent to his or her home or business or email address (or such other location designated by the Trustee to an officer of the
 Trust), or personally delivered to the Trustee at least one day before the meeting. Notwithstanding the foregoing, notice may be given by any such electronic mechanism or by personal delivery at any time before the meeting, provided that (a) the Trustee or officer calling the meeting shall have made a good faith determination that the subject of the meeting is sufficiently urgent to require expedited notice and (b) such determination shall be ratified by the unanimous vote of the Trustees participating in the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Notice of an adjourned meeting need not be given. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

Subject to applicable law, the Trustees may meet in person or by means of a telephone conference circuit or similar communications equipment, including video or internet, by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting in such a manner shall constitute presence in person at such meeting.

Section 2.	Powers and Duties of the Chairman.  The Trustees shall appoint from among their number a Chairman. When present the Chairman shall preside at all meetings of the Trustees. The Chairman shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust. The Chairman may call meetings of the Trustees and of any Committee thereof whenever deemed necessary. The Chairman may, but need not, appoint a Vice Chairman, and may delegate to him any of the Chairman s powers and duties.

ARTICLE V

COMMITTEES AND ADVISORY BOARD


Section 1.	Executive and Other Committees.  The Trustees may, by vote of a majority of all the Trustees, elect from their own number an Executive Committee to consist of not fewer than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series or Class thereof,and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration of Trust or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number and from the officers of the Trust other Committees from time to time; and may determine the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman. The Trustees may also establish other committees, including, but not limited to an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Valuation Committee, a Dividend Committee and a
Contract Review Committee. The creation of
 other committees, including committees comprised of persons other than Trustees, and the delegation of specific authority to one or more Trustees, may also be accomplished as provided in the Declaration of Trust.

Section 2.	Meetings, Quorum and Manner of Acting.  The Trustees, or in
the absence of action by the Trustees, the members of the particular Committee may (1) provide for stated meetings of a Committee, (2) specify the manner of calling and notice required for special meetings of a Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and/or (5) authorize the members of a Committee to meet by means of conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other.

The Executive Committee, if constituted, shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

Section 3.	Advisory Board.  The Trustees may appoint an Advisory Board
having one or more members. Members of such Advisory Board shall not be Trustees, officers, employees of Goldman Sachs Asset Management (the Investment Adviser), employees of an affiliate of the Investment Adviser or otherwise an interested person of the Investment Adviser, as defined in the 1940 Act, and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may determine and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may provide.


ARTICLE VI

OFFICERS

Section 1.	General Provisions. The Trustees shall elect or appoint the
 officers of the Trust. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and a Principal Financial
 Officer. The Trustees may also elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. Officers of the Trust shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, certifications or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof.
Section 2.	Term of Office and Qualifications.  Except as otherwise
provided by law, the Declaration of Trust or these By-Laws, the President, the
 Treasurer, the Secretary and any other officer shall each hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, inability to serve, or resignation. Any two or more offices may be held by the same person. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer of the Trust. Any officer may be, but none need be, a Trustee or Shareholder.

Section 3.	Removal.  Officers and agents serve at the pleasure of the
Trustees and may be removed by the Trustees with or without cause by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Section 4.	Power and Duties of the President.  The President may call
meetings of the Trustees and of any Committee thereof when the President deems it to be necessary. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust and shall be the chief executive officer of the Trust. The President shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as the President may find necessary to transact the business of the Trust or any Series or Class thereof. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.

Section 5.	Powers and Duties of Vice Presidents.  In the absence or
disability of the President, the Vice President or, if there be more than one
 Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the
 President.

Section 6.	Powers and Duties of the Treasurer.  The Treasurer shall
deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. The Treasurer shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees and the President.

Section 7.	Powers and Duties of the Principal Financial Officer. The
Principal Financial Officer shall be the accounting officer of the Trust and shall: (i) render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same; (ii) perform such duties as are required of a principal financial officer under the federal securities laws, including the Sarbanes-Oxley Act of 2002; and (iii) in general perform all the duties incident to the office of a Principal Financial Officer and such other duties as from time to time may be assigned to him by the Trustees and the President. The Trustees may appoint the Treasurer or another person to serve as Principal Financial Officer.

Section 8.	Powers and Duties of the Secretary.  The Secretary shall (i)
keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; (ii) have custody of the seal of the Trust; and (iii) have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, the Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees and the President.

Section 9.	Powers and Duties of Assistant Treasurers.  In the absence
 or disability of the Treasurer, any Assistant Treasurer or other officer designated by the Trustees shall perform all the duties, and may exercise any of the powers of the Treasurer. Each Assistant Treasurer or other officer shall perform such other duties as from time to time may be assigned to him by the Trustees and the Treasurer. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer
, shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 10.	Powers and Duties of Assistant Secretaries.  In the absence
 or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees and the
Secretary.


Section 11.	Compensation of Officers and Trustees and Members of the
Advisory Board. Each Trustee who is not an interested person of the Trust as defined by Section 2(a)(19) of the 1940 Act (Disinterested Trustee) may receive such compensation from the Trust for services as the Trustees may determine. Committee members who are Disinterested Trustees may receive such compensation from the Trust for services as the Trustees may determine. Each Trustee may receive such reimbursement for expenses related to his or her duties as a Trustee as the Trustees may determine. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that that officer is also a Trustee.

ARTICLE VII

FISCAL YEAR AND ACCOUNTANT

Section 1.	Fiscal Year.  The fiscal year of the Trust or a Series of the
 Trust shall end on March 31, or such other date as the Trustees may determine by resolution. The taxable year of each Series of the Trust shall be as determined by the Trustees or officers of the Trust from time to time.

 		Section 2.	Accountant.  The Trust shall employ an
independent registered public accounting firm as its Accountant to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The Accountant s certificates and reports shall be addressed both to the Trustees and to the Shareholders. A majority of the Disinterested
Trustees shall select the Accountant, acting upon the recommendation of the Trust s Audit Committee. The employment of the Accountant shall be conditioned upon the right of the Trust to terminate such employment without any penalty by a Majority Shareholder Vote at any Shareholders meeting called for that purpose.

ARTICLE VIII

SEAL

     		The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe. Any Trustee or officer of the Trust shall have the authority to affix the seal to any document.

ARTICLE IX

AMENDMENTS

Except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be amended, restated, supplemented or repealed by the Trustees.

ARTICLE X

MISCELLANEOUS

Section 1.	Severability.  The provisions of these By-Laws are severable.
 If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

Section 2.	Headings.  Headings are placed in these By-Laws for
convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

END OF BY-LAWS


Board of Trustees Approval:  		March 12, 2009
October 16, 2009
February 10, 2011
					August 15, 2013